Exhibit 13

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350

I, Gail Patricia Kelly, certify that the Annual Report on Form 20-F for the year ended 30 September 2014 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 3 November 2014

/s/ Gail Patricia Kelly

Gail Patricia Kelly
Managing Director and
Chief Executive Officer

I, Peter Francis King, certify that the Annual Report on Form 20-F for the year ended 30 September 2014 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 3 November 2014

/s/ Peter Francis King

Peter Francis King
Chief Financial Officer